Exhibit 11.1 Statement regarding computation of earnings per share.

We have stock options and warrants outstanding which were not included in the computation of fully diluted shares because to do so would be anti-dilutive.

The following tables represents the reconciliation of weighted average shares for purposes of calculating basic and diluted earnings per share for the three months ended March 31, 2000 and 1999.

Weighted-average shares for the three months ended March 31, 2000 is calculated as follows:

                     Dates                              Shares             Fraction             Weighted
                  Outstanding                        Outstanding           of Period         Average Shares

January 1 - January 3                                      31,823,751        3/91                    1,049,135
Issuance of common  stock on January 4                         24,493
                                                 ---------------------

January 4 - March 31                                       31,848,244        88/91                  30,798,302
                                                 ---------------------                    ---------------------

Weighted average shares                                                                             31,847,437
                                                                                          =====================



Weighted-average shares for the three months ended March 31, 1999 is calculated as follows:

                     Dates                              Shares             Fraction             Weighted
                  Outstanding                        Outstanding           of Period         Average Shares

January 1 - January 3                                      23,610,190        3/90                      787,006
Retirement of common stock on January 4                     (384,637)
                                                 ---------------------

January 4 - January 18                                     23,225,553        15/90                   3,870,926
Issuance of common stock on January 19                        890,000
                                                 ---------------------

January 19 - February 22                                   24,115,553        35/90                   9,378,271
Issuance of common stock on February 23                        50,130
                                                 ---------------------

February 23 - March 2                                      24,165,683        8/90                    2,148,061
Issuance of common stock on March 3                         1,069,518
                                                 ---------------------

March 3 - March 18                                         25,235,201        16/90                   4,486,258
Issuance of common stock on March 19                          811,500
                                                 ---------------------

March 19 - March 31                                        26,046,701        13/90                   3,762,301
                                                 ---------------------                    ---------------------

Weighted average shares                                                                             24,432,823
                                                                                          =====================


                                                                             Three Months ended March 31,

                                                                             2000               1999
                                                                             ----               ----
Weighted-average shares:                                                    31,847,437          24,432,823
Plus:  Incremental shares from
assumed

          Conversions of warrants and options                                                      775,549
                                                                     ------------------  ------------------

Adjusted weighted average shares                                            31,847,437          25,208,372
                                                                     ==================  ==================



                                                                             Three Months ended March 31,

                                                                             2000               1999
                                                                             ----               ----
Stock Options:

Outstanding beginning of                                                     3,468,475           3,413,058
period
Granted during period                                                             ----              27,500
Exercised/redeemed                                                                ----           (641,833)
Forfeited or expired                                                          (98,500)             (5,500)
                                                                     ------------------  ------------------
Outstanding at end of period                                                 3,369,975           2,793,225
                                                                     ==================  ==================



The equation for computing (basic and diluted) EPS is:

          Income available to common stockholders
          ---------------------------------------------------
                       Weighted-average shares